As filed with the Securities and Exchange Commission on July 21,
1997

                                            Exhibit Index on Page
6

                                            Registration No. 333-


                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D. C.  20549

                                 FORM S-8

                       REGISTRATION STATEMENT UNDER

                        THE SECURITIES ACT OF 1933



                          GENERAL MICROWAVE CORPORATION

            (Exact name of issuer as specified in its charter)

       New York                                       11-1956350

(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                    Identification
No.)

5500 New Horizons Boulevard, Amityville, New York
11701
 (Address of Principal Executive Offices)                     (Zip
Code)

                      General Microwave Corporation
              1997 Non-Employee Director Stock Option Plan

                         (Full title of the plan)

                         Michael I. Stolzar, Esq.
                    Zissu Gumbinger Stolzar & Wasserman
                             950 Third Avenue
                          New York, New York  10022

                  (Name and address of agent for service)

                                (212)  371-3900

        Telephone number, including area code, of agent for service

                      CALCULATION OF REGISTRATION FEE



Title of                         Proposed         Proposed
Securities                       Maximum          Maximum
Amount of
to be         Amount to be    Offering Price      Aggregate
Registration
Registered     Registered       Per Share      Offering Price
  Fee
Common Stock,    60,000          $8.19(1)       $491,400.00(1)
$149.00
par value $.01
per share



(1) Pursuant to Rule 457(h), estimated for purposes of calculating the registration fee only. Such estimate is based upon the average of the high and low sales prices of the Common Stock on July 16, 1997 as reported in the consolidated reporting system for exchange traded securities.

                                PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Certain Documents by Reference

     The documents listed in (a) through (c) below are incorporated by reference in the Registration Statement.

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended February 28, 1997 filed May 29, 1997 pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

          (b) All other reports filed by the Registrant pursuant to
Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's document referred to in (a) above.

          (c) The description of the Common Stock, par value $.01 per share, of the Registrant contained in Item 1 of the Report on Form 8-A of the Registrant filed November 30, 1984 and declared effective on December 17, 1984 and the information contained in Item 4 - Submission of Matters to a Vote of Security Holders of the Registrant's Quarterly
Report on Form 10-Q for the quarter ended August 31, 1985, filed
October
15, 1985.

          (d) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


Item 4.   Description of Securities

     Not Applicable.


Item 5.   Interests of Named Experts and Counsel

     Legal matters in connection with this Registration Statement have been passed upon by Zissu Gumbinger Stolzar & Wasserman, General Counsel to the Registrant. Michael I. Stolzar, Director, Secretary and
Assistant Treasurer of the Registrant, is a partner in the firm of Zissu
Gumbinger Stolzar & Wasserman. Frederick Zissu, Chairman Emeritus of the Board of Directors of the Registrant, is of counsel to that firm.
Mr. Zissu owns 213,396 shares of Common Stock of the Registrant which represents approximately 17.7% of the outstanding Common Stock.
Mr.
Stolzar owns 200 shares of the Registrant's Common Stock.

Item 6.   Indemnification of Directors and Officers

     Reference is made to Section 721 through 727 of the Business Corporation Law of the State of New York under which the Registrant is incorporated which permit the indemnification of directors and officers of the Registrant under certain circumstances. In addition,
Article X
of the By-laws of the Registrant provides for indemnification by the
Registrant of any person who is made or threatened to be made a party to a legal proceeding by reason of the fact that he is or was a director, officer or employee of the Registrant or served the Registrant in any capacity. In the case of lawsuits or other proceedings brought or threatened to be brought to prosecute the rights of the Registrant, such indemnification shall not apply to claims, issues or matters as to which the person seeking indemnification is adjudged to have been liable to the Registrant unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines that the person is entitled to indemnity. In case of lawsuits or similar actions against the Registrant, the By-laws do not apply to employees and its provisions do not provide for indemnification where the person seeking indemnification is adjudged to have neither acted in good faith nor for a purpose which is reasonably believed to be in the best interest of the Registrant and, with respect to any criminal action or proceeding, has reasonable cause to believe his conduct was unlawful.


Item 7.   Exemption from Registration Claimed

     Not Applicable.


Item 8.   Exhibits

     See Index to Exhibits on page 6.


Item 9.   Undertakings

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) to reflect in the prospectus any facts or events
          arising after the effective date of the Registration
Statement
          (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) to include any material information with respect to
          the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities
Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section
13(a)
or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h)  Reference is made to Item 6 of this Registration
Statement.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in connection with the securities being registered), the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issued.

                              SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the
Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Amityville, State of New York, on June 25, 1997.

                                      General Microwave Corporation



                                      By:s/ MITCHELL TUCKMAN

                                         Mitchell Tuckman,
President
                                         and Chief Executive
Officer


                           POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints MICHAEL I. STOLZAR his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission and the securities regulatory authorities of the several states registration statements, amendments or post-effective amendments or any and all other documents in connection therewith, in connection with the registration under the Securities Act of 1933, as amended, or the registration or qualification or exemption therefrom under any applicable state securities laws or regulations, of shares of common stock, $.01 par value, of the Registrant issuable pursuant to the Registrant's 1997 Non-Employee Director Stock Option Plan, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures                      Title                       Date


s/ MITCHELL TUCKMAN      President and Director         June 25,
1997
(Mitchell Tuckman)       (Principal Executive
                          Officer)
PAGE
s/ ARNOLD H. LEVINE      Vice President-Finance,        June 25,
1997
(Arnold H. Levine)       Treasurer and Chief Financial
                         Officer (Principal Financial
                         and Accounting Officer)

s/ SHERMAN A. RINKEL     Director                       June 25,
1997
(Sherman A. Rinkel)


s/ MOE WIND              Director                       June 25,
1997
(Moe Wind)


s/ STANLEY SIMON         Director                       June 25,
1997
(Stanley Simon)


s/ EDMOND D. FRANCO      Director                       June 25,
1997
(Edmond D. Franco)


s/ MICHAEL I. STOLZAR    Director                       June 25,
1997
(Michael I. Stolzar)


s/ MICHAEL D. MAGIDSON   Director                       June 25,
1997
(Michael D. Magidson)


                             Exhibit Index

                                                            Page
Number
                                                           in
Sequential
Exhibit No.
Numbering


   4(i)       General Microwave Corporation 1997 Non-
7
              Employee Director Stock Option Plan -

   5          Opinion of Zissu Gumbinger Stolzar &
15
              Wasserman.

   23(a)      Consent of Zissu Gumbinger Stolzar &
              Wasserman.  This consent is contained in
              Exhibit 5.

   23(b)      Consents of Independent Auditors.
16

                             EXHIBIT 4(i)


                     GENERAL MICROWAVE CORPORATION
             1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


                      ARTICLE I - Purpose of Plan

     The purpose of the General Microwave Corporation 1997
Non-Employee
Director Stock Option Plan ("Plan") is to increase the ownership interest in the Company of non-employee directors whose services are considered essential to the Company's continued progress, to align such interests with those of the shareholders of the Company and to provide a further incentive to serve as a director of the Company.


                       ARTICLE II - Definitions

     Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

     2.1 "1997 Annual Meeting" means the annual meeting of shareholders of the Company scheduled to be held on June 25, 1997, or any adjournment thereof.

     2.2 "Award Summary" means the award summary delivered by the Administrator to each Non-Employee Director upon grant of an Option under the Plan.

     2.3  "Board" means the Board of Directors of General Microwave
Corporation.

     2.4  "Change in Control" shall be deemed to have occurred if
(A)
any "person", as such term is used in Sections 13(d) and 14(d) of the
Securities Exchange Act of 1934, as amended (the "Exchange Act") other than the Company, any person who as of April 1, 1997 was the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty (20%) percent or more of the combined voting power of the Company's then outstanding securities, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the
Company, is or becomes the "beneficial owner" (as defined in Rule
13d-3
under the Exchange Act), directly or indirectly, of securities of the
Company representing twenty (20%) percent or more of the combined voting power of the Company's then outstanding securities; or (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, including for this purpose any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in this Section ) whose election or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

     2.5  "Company" means General Microwave Corporation.

     2.6 "Exercise Period" means the date which is ten (10) years after the Option Grant Date of such Option.

     2.7 "Fair Market Value" means, with respect to any date, the average between the highest and lowest sale prices per Share on the American Stock Exchange Composite Transactions Tape on such date, provided that if there should be no sale of Shares reported on such date the Fair Market Value of a Share on such date shall be deemed equal to the average between the highest and lowest sale prices per Share on such
Composite Tape for the last preceding date on which sales of Shares were reported.

     2.8  "Option" means an option to purchase Shares awarded under
Article VIII which does not meet the requirements of Section 422 of the
Internal Revenue Code of 1986, as amended, or any successor law.

     2.9 "Option Grant Date" means the date upon which an Option is granted to a Non-Employee Director.

     2.10 "Optionee" means a Non-Employee Director of the Company to whom an Option has been granted.

     2.11 "Non-Employee Director" means a director of the Company who is neither an employee of the Company nor any subsidiary of the Company.

     2.12 "Plan" means the General Microwave Corporation 1997 Non-Employee Director Stock Option Plan, as amended and restated from time to time.

     2.13 "Shares" means shares of the Common Stock, par value $.01 per share, of the Company. "Shareholder" and "Stockholder" and reference to an "annual meeting of shareholders" or "annual meeting of stockholders" may be used interchangeably herein.


               ARTICLE III - Administration of the Plan

     3.1 Administrator of Plan. The Plan shall be administered by the
Office of the President of the Company ("Administrator").

     3.2 Authority of the Administrator. Except as otherwise provided herein, the Administrator shall have full power and authority to
(i)
interpret and construe the Plan and to adopt such rules and regulations he or she shall deem necessary and advisable to implement and administer the Plan and (ii) designate persons to carry out his or her responsibilities, subject to such limitations, restrictions and conditions as he or she may prescribe, such determinations to be made in accordance with the Administrator's best business judgment as to the best interests of the Company and its shareholders and in accordance with the purposes of the Plan subject to applicable conditions of Rule
16b-3 under the Securities Exchange Act of 1934, as amended ("Rule
16b-
3"). The Administrator may delegate administrative duties under the
Plan to one or more agents as he or she shall deem necessary or advisable.


                  ARTICLE IV - Awards Under the Plan

     Awards in the form of Options shall be granted to Non-Employee Directors in accordance with Article VIII. Each Option granted under the Plan shall be evidenced by an Award Summary.


                        ARTICLE V - Eligibility

     Non-Employee Directors of the Company shall be eligible to participate in the Plan in accordance with Article VIII.


                ARTICLE VI - Shares Subject to the Plan

     Subject to adjustment as provided in Article XI, the aggregate number of Shares which may be issued upon the exercise of Options shall not exceed 60,000 Shares. To the extent an outstanding Option expires or terminates unexercised or is cancelled or forfeited, the Shares subject to the expired, unexercised, cancelled or forfeited portion of such Option shall again be available for grants of Options under the
Plan.


             ARTICLE VII - Non-Transferability of Options

     All Options under the Plan will be nontransferable and shall not be assignable, alienable, salable or otherwise transferable by the Optionee other than by will or the laws of descent and distribution except pursuant to a domestic relations order entered by a court of competent jurisdiction or as otherwise determined by the Administrator. During the Life of the Optionee, Options under the Plan shall be exercisable only by him or her.

     If so permitted by the Administrator, an Optionee may designate a beneficiary or beneficiaries to exercise the rights of the Optionee under this Plan upon the death of the Optionee. However, any contrary requirement of Rule 16b-3 under the 1934 Act or any successor rule shall prevail over the provisions of this section.


                        ARTICLE VIII - Options

     Each Non-Employee Director shall be granted Options, subject to the following terms and conditions:

     8.1 Time of Grant. On the date of the 1997 Annual Meeting of Shareholders of the Company and, thereafter, on the date of each annual meeting of shareholders of the Company, each person who is a Non-Employee Director immediately after such meeting of shareholders shall be granted an Option to purchase 2,500 Shares. Any person elected to the Board subsequent to the 1997 Annual Meeting at a time other than at any other annual meeting of shareholders who becomes a Non-Employee Director, upon the date of such election, shall be granted an Option to purchase a number of Shares determined by multiplying the number set forth in the preceding sentence by a fraction, the numerator of which shall be the number of days between the date of such election and the date which is the first anniversary of the date of the last preceding annual meeting of shareholders and the denominator of which shall be
365.

     8.2 Purchase Price. The purchase price per Share under each Option granted pursuant to this Article shall be 100% of the Fair
Market
Value per Share on the Option Grant Date.

     8.3 Option Waiting Period and Exercise Dates. The Shares subject to an Option may be purchased commencing on the January 1 next following the annual meeting of shareholders (the "Waiting Period") as follows:

     33% of such Shares commencing at the end of the Waiting
Period;

     33% of such Shares commencing on the first day of the second year following the Waiting Period; and

     34% of such Shares commencing on the first day of the third year following the Waiting Period.

     Subject to Article IX, an Option may be exercised until the end of the Exercise Period. An Option, or portion thereof, may be exercised in whole or in part only with respect to whole Shares.

     To the extent that an Option is not exercised when it becomes initially exercisable, it shall not expire but shall be carried forward and shall be exercisable until the expiration of the Exercise Period.
Partial exercise will be permitted from time to time within the percentage limitation described above provided that no partial exercise may be for less than twenty (20) Shares.

     Upon the occurrence of a Change in Control, the Waiting Period shall terminate and all outstanding Options shall become immediately fully exercisable pursuant to the other terms and conditions of the Option until the expiration of the Exercise Period.

     8.4 Method of Exercising Option. The Options may be exercised from time to time by written notice to the Company, which shall state the election to exercise the Options and the number of shares with respect to which the Options are being exercised, and shall be signed by the person exercising the Options. Such notice must be accompanied by a check payable to the Company in payment of the full purchase price.
After receipt of such notice, the Company will advise the person exercising the option of the amount of withholding tax which must be paid under U.S. Federal, and where applicable, U.S. state and local law resulting from such exercise. Upon receipt of payment of the purchase price and the withholding tax the Company shall, without transfer or issue tax to the person exercising the Options, issue a certificate or certificates for the number of shares covered by such notice of exercise.


               ARTICLE IX - Termination of Directorship

     9.1 Termination of Service. If an Optionee ceases to be a director of the Company other than by reason of disability, retirement from service on the Board, or death, each Option held by such Optionee may thereafter be exercised by such Optionee (or such Optionee's executor, administrator, guardian, legal representative, beneficiary or similar person) solely to the extent that they were exercisable on the date of such termination and shall expire on the earlier of: (i) three
(3) months from the date of such termination or (ii) expiration of the
Exercise Period. Options which are not exercisable on the date the Optionee ceases to be a director of the Company shall terminate.

     9.2 Disability, Retirement or Death. If an Optionee ceases to be a director of the Company by reason of disability or retirement from service on the Board, each Option held by such Optionee may thereafter be exercised by such Optionee in accordance with the provisions of
Article VIII. If the Optionee dies following termination of service from the Board by reason of retirement or disability, outstanding Options shall be exercisable to the extent that they were exercisable on the date of death by such Optionee's executor, administrator, guardian, legal representative, beneficiary or similar person and shall expire on the earlier of: one year following the date of death or expiration of the Exercise Period. If the Optionee ceases to be a director as a result of death after the expiration of the Waiting Period for an Option award, such Option shall be immediately vested and exercisable by the
Optionee's legal representative at any time within one year of the Optionee's death but in no event after the expiration of the Exercise
Period. Options which are not exercisable on the date the Optionee ceases to be a director of the Company in accordance with the foregoing shall terminate.


                 ARTICLE X - Amendment and Termination

     The Board may amend the Plan from time to time or terminate the
Plan at any time; provided, however, that no action authorized by this
Article shall adversely change the terms and conditions of an outstanding Option without the Optionee's consent and, subject to
Article XI, the number of Shares subject to an Option granted under
Article VIII, the purchase price therefor, the date of grant of any such
Option and the termination provisions relating to such Option, shall not be amended more than once every six (6) months, other than to comply with changes in the Internal Revenue Code of 1986, as amended, or any successor law, or the Employee Retirement Income Security Act of 1974,
as amended, or any successor law, or the rules and regulations thereunder.


                  ARTICLE XI - Adjustment Provisions

     11.1 If the Company shall at any time change the number of issued
Shares without new consideration to the Company (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Shares) or make a distribution of cash or property which has a substantial impact on the value of issued Shares, the total number of Shares reserved for issuance under the Plan shall be appropriately adjusted and the number of Shares covered by each outstanding Option and the purchase price per Share under each outstanding Option shall be adjusted so that the aggregate consideration payable to the Company and the value of each such Option shall not be changed.

     11.2 Notwithstanding any other provision of the Plan, and without affecting the number of Shares reserved or available hereunder, the Administrator shall authorize the issuance, continuation or assumption of outstanding Options or provide for other equitable adjustments after changes in the Shares resulting from any merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence in which the Company is the continuing or surviving corporation, upon such terms and conditions as it may deem necessary to preserve their rights under the Plan.

     11.3 In the case of any sale of assets, merger, consolidation or combination of the Corporation with or into another corporation other than a transaction in which the Company is the continuing or surviving corporation and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "Acquisition"), any Non-Employee Director who holds an outstanding Option shall have the right
(subject to the provisions of the Plan and any limitation applicable to the Option) thereafter and during the term of the Option, to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable upon the Acquisition by a holder of the number of Shares which would have been obtained upon exercise of the Option or portion thereof, as the case may be, immediately prior to the Acquisition. The term "Acquisition Consideration" shall mean the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof receivable in respect of one Share of the Company upon consummation of an Acquisition.


                     ARTICLE XII - Effective Date

     The Plan shall be submitted to the shareholders of the Company for
adoption in accordance with the provisions of Section 505 of the Business Corporation Law of the State of New York and, if adopted by a majority of all outstanding shares entitled to vote thereon at the
1997
annual meeting of stockholders, shall become effective as of the date of adoption by shareholders of the Company.


                ARTICLE XIII - Miscellaneous Provisions

     13.1 Governing Law. The validity, construction and effect of the
Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of New York and applicable Federal law.

     13.2 Successors and Assigns. The Plan shall be binding on all successors and permitted assigns of a Non-Employee Director, including, without limitation, the estate of such Non-Employee Director and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Non-Employee Director's creditors.

     13.3 General Restriction. Each Option shall be subject to the requirement that, if at any time the Administrator shall determine, in its sole discretion, that the listing, registration or qualification of any Option under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Options or the grant or settlement thereof, such Option may not be exercised or settled in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Administrator.

     13.4 Future Rights. No Non-Employee Director shall have any claim or rights to be granted an Option under the Plan, and no Non-Employee
Director shall have any rights by reason of the grant of any Options under the Plan to continue as a Director for any period of time, or at any particular rate of compensation.

     13.5 Rights as a Shareholder. A Non-Employee Director shall have no rights as a shareholder with respect to shares covered by Options granted hereunder until the date of issuance of a stock certificate therefor, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

     13.6 Fractions of Shares. The Company shall not be required to issue fractions of shares. Whenever under the terms of the Plan a fractional share would be required to be issued the Optionee shall be paid in cash for such fractional share based upon Fair Market Value at the time of exercise of the Option.

                               EXHIBIT 5




                                                         June 25,
1997



General Microwave Corporation
5500 New Horizons Boulevard
Amityville, New York  11701

Gentlemen:

          In connection with a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission for the purpose of registering 60,000 shares of Common Stock of General Microwave Corporation, you have asked our opinion with respect to the proposed issuance of up to 60,000 shares of Common Stock (par value $.01 per share) of General Microwave Corporation to be issued pursuant to the
General Microwave Corporation 1997 Non-Employee Director Stock
Option
Plan.

          In connection therewith, we have examined all of the relevant corporate records and other instruments relating to the incorporation and corporate existence of General Microwave Corporation and other relevant books and records. Based on our examination, it is our opinion that the following statements are true:

          1. The shares of Common Stock to which the Registration Statement relates have been duly authorized for issuance.

          2.  Upon the effectiveness of the Registration Statement
and
the purchase of shares pursuant to General Microwave Corporation
1997
Non-Employee Director Stock Option Plan, any shares issued pursuant thereto, when issued, will be validly issued, fully paid and non-assessable shares of stock of General Microwave Corporation and no personal liability will attach to the holders of such shares under the laws of the State of New York, General Microwave Corporation's state of incorporation.

          We hereby consent to the inclusion of our opinion as an exhibit to the Registration Statement described above.

                                     Very truly yours,

                              s/ ZISSU GUMBINGER STOLZAR &
WASSERMAN

                             EXHIBIT 23(b)




                     Independent Auditors' Consent



The Stockholders and Board of Directors
General Microwave Corporation


We consent to the use of our report dated May 21, 1997, incorporated herein by reference, which is based partially upon the report of other auditors.



                                   s/ KPMG PEAT MARWICK LLP


Jericho, New York
July 8, 1997

                             EXHIBIT 23(b)




                     Independent Auditors' Consent



The shareholders and Board of Directors
General Microwave Corporation


We consent to the incorporation by reference in this registration statement of General Microwave Corporation on Form S-8 of our report dated May 20, 1997 (relating to the financial statements of General Microwave (Israel) Corporation and Subsidiary not included herein) appearing in the annual report on Form 10-K of General Microwave Corporation for the year ended February 28, 1997.



                                   s/ IGAL BRIGHTMAN & CO.
                                   Certified Public Accountants


July 7, 1997